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                             F. R. ACQUISITION CORP.

                             1992 STOCK OPTION PLAN




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                             F. R. ACQUISITION CORP.
                             1992 STOCK OPTION PLAN

                                    ARTICLE I

                                   DEFINITIONS

1.01. Affiliate means any "subsidiary corporation" or "parent corporation" as such terms are defined in Section 424 of the Code.

1.02. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.03. Board means the Board of Directors of the Company.

1.04. Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.05. Committee means the Management Committee of the Board which shall be composed of the Class B Directors of the Board at such time as Common Stock is outstanding. In the event there is no Common Stock outstanding, the Management Committee shall consist of the Chief Executive Officer of the Company and the President of Front Royal Insurance Company.

1.06. Common Stock means the Class B common stock of the Company; provided that in the event the Class B common stock of the Company is converted into Class A common stock of the Company, the term "Common Stock" shall mean the Class A common stock of the Company.

1.07. Company means F. R. Acquisition Corp.


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1.08. Fair Market Value means, on any given date, the fair market value of a share of Common Stock as determined by the Committee using any reasonable method in good faith.

1.09. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.10. Participant means an employee of, or consultant to, the Company or any Affiliate who satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

1.11. Plan means the F. R. Acquisition Corp. 1992 Stock Option Plan.

1.12. Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionally any voting stock owned (directly or indirectly) by or for a corporation, estate or trust of which such individual is a shareholder, partner or beneficiary.


                                   ARTICLE II

                                    PURPOSES

     The Plan is intended to assist the Company in recruiting and retaining employees and consultants with



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ability and initiative by enabling employees and consultants to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.


                                   ARTICLE III

                                 ADMINISTRATION

3.01. General. Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or



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advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

3.02. Delegation by the Committee. The Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.


                                   ARTICLE IV

                                   ELIGIBILITY

4.01. General. Any executive officer or key employee of, or consultant to, the Company or any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person


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has contributed or can be expected to contribute to the profits or growth of the
Company or an Affiliate. Any such employee or consultant may be granted one or more Options. A member of the Committee or any officer of the Company or an Affiliate to whom the Committee has delegated its authority under the Plan may not participate in any decision regarding the grant to him of an Option under this Plan.

4.02. Grants. The Committee will designate individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each award or grant; provided, however, the number of shares so specified, as to any particular Participant, shall be subject to the approval of the Board, which approval shall not be unreasonably withheld. All Options under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.



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                                    ARTICLE V

                              STOCK SUBJECT TO PLAN

5.01. Source of Shares. Upon the exercise of any Option the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued Common Stock.

5.02. Maximum Number of Shares. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is 250,000, subject to increases and adjustments as provided in this Article V and
Article IX.

5.03. Forfeitures, etc. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares or Common Stock allocated to the Option or portion thereof may be reallocated to other Options.


                                   ARTICLE VI

                                  OPTION PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant. The price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted; provided, however, that the price per share shall not be less than 110% of the Fair Market Value in the case of an incentive stock option that is granted to a Ten Percent Shareholder.



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                                   ARTICLE VII

                               EXERCISE OF OPTIONS

7.01. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant. No Option that is an incentive stock option shall be exercisable after the expiration of 10 years from the date the Option was granted or 5 years in the case of an incentive stock option that is granted to a Ten Percent Shareholder. The terms of any Option may provide that it is exercisable for a period less than such maximum period.


7.02. Conditions on Exercise.

     (a) No Option shall become exercisable unless the Notes, together with all accrued and unpaid interest, have been paid in full on or before December 31, 1996.

     (b) If the Notes, together with all accrued and unpaid interest, are repaid prior to January 1, 1997, an Option shall become exercisable based on the date of repayment of the Notes and the Cumulative Net Income of the Company, as described in the following schedule:

      (1)                       (2)                        (3)                              (4)
  Date First                % of Shares               Repayment Date                    Cumulative
  Exercisable               Exercisable                On or Before                     Net Income
  -----------               -----------                ------------                     ----------
January 1, 1993                 20%                 December 31, 1992                   ($293,597)
                                                                                      as of 12/31/92

January 1, 1994                 40%                 December 31, 1993                   $1,164,794
                                                                                      as of 12/31/93

January 1, 1995                 60%                 December 31, 1994                   $3,698,758
                                                                                      as of 12/31/94



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

 January 1, 1996                 80%                 December 31, 1995                   $7,713,845
                                                                                       as of 12/31/95

 January 1, 1997                100%                 December 31, 1996                   $13,820,456
                                                                                       as of 12/31/96


For each Percentage Point by which the Cumulative Net Income is less than the amount set forth above in Column 4, the percentage in Column 2 shall be reduced as follows:

 Repayment Date
  On or Before                    CNI As of                     % Reduction
  ------------                    ---------                     -----------

December 31, 1992             December 31, 1992                       .4%

December 31, 1993             December 31, 1993                       .8%
December 31, 1994             December 31, 1994                      1.2%
December 31, 1995             December 31, 1995                      1.6%
December 31, 1996             December 31, 1996                      2.0%


Notwithstanding the above, an Option that becomes exercisable by virtue of satisfying the conditions of this Section 7.02(b) and is held by a Participant whose employment terminated prior to the Option becoming exercisable for any reason, other than for Cause, shall be exercisable only with respect to the percentage of shares that would have been exercisable on the date of his termination of employment if the Notes have been repaid on or prior to that date.

     (c) For purposes of this Section 7.02, the following definitions apply:

          (1) Cause means termination of employment for (i) failure for any reason to comply with any directive (determined to be in the best interest of the Company and its Shareholders) issued to the employee by the Board,
     (ii) conviction of a felony


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     or a crime involving moral turpitude (meaning a crime that includes the commission of an act of gross depravity, dishonesty, or bad morals), (iii) commission of an act of dishonesty, fraud or embezzlement against the Company or (iv) willful violation of the provisions of any employment agreement between the Company and the employee or gross neglect of duties by the employee.

          (2) Cumulative Net Income, as of any date, means the sum of the Net Income of the Company for each Fiscal Year beginning in 1992 and continuing through the end of the Fiscal Year immediately preceding the date of determination.

          (3) Fiscal Year means the twelve-month period on which the Company's books and records are kept. The Company's fiscal year is the calendar year.

          (4) Net Income for any Fiscal Year means the net income of the Company, as determined in accordance with generally accepted accounting principles, consistently applied, and set forth on the Company's audited financial statements.

          (5) Notes means the 9% Senior Subordinated Notes due December 31, 1996 which have been executed and delivered by the Company.

          (6) Percentage Point means 1% (rounded to the nearest whole percentage) of the Cumulative Net




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     Income for any Fiscal Year specified in Column 4 of the schedule.

7.03. Nontransferability. Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option must be transferred to the person or persons or entity or entities specified in such will or by such laws. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be subject to any lien, obligation, or liability nor shall it create any liability on such Participant.

7.04. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.


                                  ARTICLE VIII

                               METHOD OF EXERCISE

8.01. Exercise. Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with



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such requirements as the Committee shall determine. An Option granted under this
Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option.

8.02. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options may be granted under this

Plan shall be proportionately adjusted, and the terms of outstanding Options shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of


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any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.


                                    ARTICLE X

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may



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deem advisable from regulatory bodies having jurisdiction over such matters.


                                   ARTICLE XI

                               GENERAL PROVISIONS


11.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee or consultant any right to continue in the employ of, or under contract with, the Company or any Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee or consultant at any time with or without assigning a reason therefor.

11.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to


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refer to any amendment to or successor of such provision of law.


                                   ARTICLE XII

                                    AMENDMENT

     The Committee may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective without the approval of a majority of the holders of the issued and outstanding shares of Class A common stock of the Company if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (i) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.


                                  ARTICLE XIII

                                DURATION OF PLAN

     No Option may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Committee or the date that the Plan is approved by shareholders as provided in Article XIV. Options granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE XIV


                             EFFECTIVE DATE OF PLAN


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     Options may be granted under this Plan upon its adoption by the Committee, provided that no Option will be effective unless this Plan is approved by shareholders holding a majority of the Company's outstanding voting stock, voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.



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                                FRONT ROYAL, INC.

                        Resolutions to be Adopted by the
                               Board of Directors
                   with respect to the 1992 Stock Option Plan

                                December 1, 1995

RESOLVED, that Section 1.05 of the 1992 Stock Option Plan (the "Plan") shall be amended and restated to provide as follows:

     1.05. Committee means the Compensation Committee of the Board.

RESOLVED, that Section 7.02 of the Plan, other than paragraph (c)(1) thereof, shall be deleted in its entirety; and

RESOLVED, that, the Board of Directors hereby waives the Conditions on Exercise set forth on Exhibit A to each written agreement specifying the terms and conditions of options granted pursuant to the Plan entered into between the Company and an optionee pursuant to the Plan prior to the date hereof for which options have not been forfeited prior to the date hereof; and

RESOLVED, that the Board of Directors hereby confirms that the members of the Compensation Committee of the Board of Directors are J. Adam Abram, Ira M. Lubert, Lewis P. Wilkinson and Richard W. Wright.

Messrs. Wright and Abram abstained from voting with respect to the amendment of the terms of the Conditions on Exercise attached as Exhibit A to the option agreements.